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                                                                 Exhibit 10.5(a)

                                 PROMISSORY NOTE

$1,300,000.00 27-8, 1999

      FOR VALUE RECEIVED, the undersigned, Telemonde, Inc. ("Maker") promises to pay to Gemini Submarine Cable Systems Limited ("Holder"), at the address of Clarendon House, Church Street, Hamilton HM 12, Bermuda or at such other place as the Holder may from time to time designate in writing, in lawful money of the United States of America, the principal sum of ONE MILLION THREE HUNDRED THOUSAND DOLLARS ($1,300,000).

      The maturity date of this Note is September 30, 1999, at which time the entire principal amount thereof, together with all other sums hereunder shall be due and payable in full, if not sooner paid.

      The Maker may repay of this Note in whole or in part at any time or from time to time without penalty or premium.

      This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of New York.

      As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

      IN WITNESS WHEREOF, this Note is executed as of the date first above written.

                                            TELEMONDE, INC.


                                            By: /s/ Adam Bishop
                                               ---------------------------------
                                            Title: PRESIDENT
                                                  ------------------------------